EXHIBIT C
   1992 LONG TERM INCENTIVE PLAN

   SERAGEN, INC.

   1992 LONG TERM INCENTIVE PLAN

   TABLE OF CONTENTS

                                                                       Page

SECTION 1.   Purpose                                   3

SECTION 2.   Stock Subject to the Plan                 3

SECTION 3.   Eligibility                               4

SECTION 4.   Administration                            4

SECTION 5.   Stock Options                             5

SECTION 6.   Stock Appreciation Rights                 9

SECTION 7.   Restricted Stock                         10

SECTION 8.   Deferred Stock                           11

SECTION 9.   Stock Purchase Rights                    12

SECTION 10.  Other Stock-Based Awards                 13

SECTION 11.  Change in Control Provisions             14

SECTION 12.  Amendment and Termination                15

SECTION 13.  Unfunded Status of Plan                  16

SECTION 14.  General Provisions                       16

SECTION 15.  Effective Date of Plan                   17

SECTION 16.  Term of Plan                             17

SECTION 17.  Definitions                              17


As amended through October 28, 1997

SERAGEN, INC.

1992 LONG TERM INCENTIVE PLAN


SECTION 1.     Purpose.

          The purpose of the Seragen, Inc. 1992 Long Term
Incentive Plan (the "Plan") is to promote the interests of Seragen, Inc. (the "Company") and its Subsidiaries, Affiliates and stockholders by enabling the Company to attract, retain and reward persons who serve as employees of and consultants to the Company and its Subsidiaries and Affiliates, and strengthening the mutuality of interests between such employees, consultants and the Company's shareholders, by offering them performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance based incentives payable in cash.

          Certain terms used herein are defined in Section 17 of the Plan.

SECTION 2.  Stock Subject to the Plan.

          The maximum aggregate number of shares of Stock reserved and available for distribution under the Plan shall be sixteen million (16,000,000) shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned under the Plan cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall be available for distribution in connection with future awards under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future distribution under the Plan.

          In the event of any recapitalization, Stock dividend, Stock split, reclassification or other change in corporate structure affecting the Stock, the aggregate number of shares reserved for issuance under the Plan, the number and option price of shares subject to outstanding Options granted under the Plan, the number and purchase price of shares subject to outstanding Stock Appreciation Rights under the Plan, and the number of shares subject to other outstanding awards granted under the Plan shall be appropriately increased or decreased proportionately, provided that the number of shares subject to any award shall always be a whole number. In the event of an issuance of Stock, the Committee in its discretion may make any such adjustments with respect to outstanding awards as it deems appropriate in order to prevent a dilution of the rights of recipients of awards. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right associated with any Stock Option.

          Subject to the provisions of Section 11 hereof, in the event of a merger or consolidation of the Company with another corporation, all the outstanding Stock Options issued hereunder shall terminate, unless otherwise determined by the Committee, and all Deferred Stock and Restricted Stock which is subject to forfeiture or which has not been received shall be forfeited or not received, unless otherwise determined by the Committee or unless the Board arranges to have the merged or consolidated corporation assume such Stock Options, Deferred Stock or Restricted Stock or issue substitute Stock
Options, Deferred Stock or Restricted Stock therefor; provided, however, that in the event the merged or consolidated corporation does not assume such Stock Options, Deferred Stock or Restricted Stock or issue substitute Stock Options, Deferred Stock or Restricted Stock therefor, (i) each optionee shall have the right, immediately prior to such merger or consolidation, to exercise his Stock Option(s) in whole or in part without regard to any installment restrictions as to time of exercise otherwise imposed under the Plan, and (ii) each holder of Deferred Stock or Restricted Stock shall have the right, immediately prior thereto, to receive and own all such Stock without regard to any restrictions otherwise imposed under the Plan.

SECTION 3.     Eligibility

          Employees (including employees who serve as officers and directors) and consultants (including directors who serve as consultants) and members of the Scientific and Medical Advisory Board (whether or not employees or serving in other consulting roles) of the Company and its Subsidiaries and Affiliates and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan; provided, however, that only Employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options under the Plan.

SECTION 4.     Administration

          The Plan shall be administered by a Committee of not less than two (2) Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If no Committee has been appointed to administer the Plan, the functions of the Committee specified in the Plan shall be administered by the Board.

          The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Employees eligible under Section 3: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Limited Stock Appreciation Rights, (iv) Restricted Stock, (v) Deferred Stock, (vi) Stock Purchase Rights or (vii) Other Stock-Based Awards.

     In particular, the Committee shall have the authority subject to the terms of the Plan:

     (i) to select the persons to whom Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

     (ii) to determine whether and to what extent Incentive
          Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

    (iii) to determine the number of shares to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or Deferred Stock under Sections 5(k) or 5(l), as applicable, instead of Stock);

     (v) to determine whether and under what circumstances a Stock Option may be settled in Stock, Restricted Stock and/or
          Deferred Stock under Sections 5(k) or (l), as applicable, instead of cash;

     (vi) to determine whether, to what extent and under what circumstances grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan, and/or cash awards made outside of the Plan, or on an additive basis;

     (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

    (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

          The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

          All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants. The Plan is intended to comply with Rule 16b-3 under the Exchange Act (and with any amended or successor rule) for those persons who are subject to
Section 16(b) of said Act. If any provision in this Plan with respect to such persons would be contrary to said Rule, it shall be deemed to be null and void to the extent permissible by law and deemed appropriate by the Committee.

SECTION 5.     Stock Options.

          Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Each Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

          Stock Options granted under the Plan may be of two types:
(i) Incentive Stock Options, and (ii) Non-Qualified Stock Options.

          The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights); provided that in no event shall any employee be granted in any calendar year Stock Options to purchase more than five million (5,000,000) shares of Stock.

          Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may be equal to, greater than or less than one hundred percent (100%) of the Fair Market Value of the Stock at the date of grant; provided, however, that the option price per share of Stock purchasable under an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the date of grant; and provided further however, that in the case of an Incentive
Stock Option granted to an Employee who, at the time of grant, owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company, its Subsidiaries or Affiliates, the option price per share of Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock at the date of grant.

          b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted or more than five
(5) years after grant in the case of any employee who owns stock constituting ten percent (10%) of the total combined voting power of the Company or any parent or Subsidiary.

          c. Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Sections 2, 5(f) and 5(g), unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable in the first six (6) months following the granting of the option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

          d. Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

          Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, (a) payment in full or in part may be made in the form of unrestricted Stock already owned by the optionee, (b) in the case of the exercise of a Non-Qualified Stock Option, payment in full or in part may be made in the form of Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), (c) payment in full or in part may be made in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee, or (d) payment in full or in part may be made by any combination of (a), (b) or (c) above.

          If payment of the option exercise price of a Non-Qualified
Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

          No shares of Stock shall be issued until full payment therefor has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Stock, and compliance with the applicable requirements, if any, of Section 13(a), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Stock Option.

          e. Non-Transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution or as required pursuant to a qualified domestic relations order as defined by the Code or Title I of The Employee Retirement Income Security Act or the rules thereunder, or as otherwise deemed appropriate by the Committee and set forth in the applicable option agreement.

          f.   Termination by Death.  Subject to Section
5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          g. Termination by Reason of Disability. Subject to Section 5(j), if optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of twelve (12) months (or such period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such twelve (12) month period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercisable after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          h. Termination by Reason of Retirement. Subject to Section 5 (j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal Retirement or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of ninety
(90) days (or such other period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such ninety (90) day period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          i.   Other Termination.  Subject to Section 5(j),
unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Retirement, any Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three (3) months or the balance of such Stock Option's term if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Affiliate; provided, however, that, if the optionee dies within such three (3) month period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months from the date of such death or until the expiration of the
stated term of such Stock Option, whichever period is the shorter.   For
purposes of the Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

          j. Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

          Incentive Stock Options shall not be treated as "incentive stock options" to the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, and such excess shall be treated as a Non-Qualified Stock Option.

          To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

     (i) if (x) a participant's employment is terminated by reason of death, Disability or Retirement, and (y) the portion of any Incentive Stock Option exercisable during the post-
                  termination period specified under Sections 5(f), (g) or (h)
                 that is greater than the portion of such option that is exercisable as an "incentive stock option" during such post-termination period under Section 422, shall be treated as a Non-Qualified Stock Option; and

     (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

          k. Buyout Provisions. The Committee may at any time offer to purchase an Option previously granted for a payment in cash, Stock, Deferred Stock or Restricted Stock, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

          l. Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to an exercised option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

          m. Additional Options. The Committee in its sole discretion may authorize the grant of Non-Qualified Stock Options which provide for the subsequent grant of additional Non-Qualified Stock Options effective upon the occurrence of certain events specified in the applicable option agreement.

SECTION 6.     Stock Appreciation Rights.

          a.   Grant and Exercise.  Stock Appreciation
Rights may be granted in conjunction with all or part of any Stock
Option granted under the Plan.  In the case of a Non-Qualified Stock
Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

          A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

          b. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

      (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

       (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

        (v) In its sole discretion, the Committee may grant Limited Stock Appreciation Rights under this Section 6, i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control or a Potential Change in Control, subject to such terms and conditions as the Committee may specify or grant. Such Limited Stock Appreciation
                Rights shall be settled solely in cash.

       (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change of Control Price, subject to such terms and conditions as the Committee may specify at grant.

SECTION 7.     Restricted Stock.

          a. Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

          b. Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

         (i) The purchase price for shares of Restricted Stock shall be equal to, less than or greater than their par value and may be zero.

        (ii) Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

       (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

        (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

          c. Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

     (i) Subject to the provisions of the Plan and the award, during a period set by the Committee commencing with the date of such award
          (the "Restricted Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restriction in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

     (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

    (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restricted Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

     (iv) If and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

          d. Minimum Value Provision. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subjectto such performance, future service deferral and other terms and conditions as may be specified by the Committee.

SECTION 8.     Deferred Stock.

          a. Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the price (if any) to be paid by the recipient of Deferred Stock, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

          b.   Terms and Conditions.  The shares of Deferred
Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

     (i) Subject to the provisions of the Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

     (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

    (iii) Subject to the provision of the award agreement and this Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

     (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

     (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the Deferral
          Period for such Deferred Stock award (or such installment).

     (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

          c. Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 9.     Stock Purchase Rights.

          a. Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

           (i) at its Fair Market Value on the date of grant;

          (ii) at fifty percent (50%) of such Fair Market Value on such date;

         (iii) at an amount equal to Book Value on such date; or

          (iv) at an amount equal to the par value of such Stock on such date.

          The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

          b. Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee, not to exceed thirty (30) days.

SECTION 10.    Other Stock-Based Awards.

          a.   Administration.  Other awards of Stock
and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or Subsidiary performance, may be granted alone, in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

          Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee shall also provide for the grant of Stock upon the completion of a specified performance period.

          The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

          b.   Terms and Conditions.  Other Stock-Based
Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

     (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this
          Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

     (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents with respect to the number of shares covered by award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

    (iii) Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreements, as determined by the Committee, in its sole discretion.

     (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this
          Section 10.

     (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

     (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at an amount of not less than fifty percent (50%) of the Fair Market Value of the Stock on the date of grant.


SECTION 11.    Change in Control Provisions.

          a.   Impact of Event.  In the event of:

     (1)  a Change in Control, or

     (2) a Potential Change in Control, but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

     (i) Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) outstanding for at least six (6) months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

     (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights and other Stock Based Awards, in each case to the extent not already reinstated under the Plan, shall lapse and such shares shall be deemed fully vested.

    (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) Definition of "Change in Control." For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

     (i)  when any "person" as defined in Section 3(a)(9) of the Exchange
          Act and as used in Sections 13(d) and 14(d) thereof, other than Boston University (collectively, the Group), including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit program sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

     (ii) when, during any period of twenty-four (24) consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four
          (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or by prior operation of this Section 11(b)(ii); or

    (iii) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

     (c)  Definition of "Potential Change in Control".  For purposes of
Section 11(a), a "Potential Change in Control" means the happening of any one of the following:

     (i) the approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

     (ii) the acquisition of beneficial ownership, directly or indirectly, by an entity, person or group, other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) or Boston University, of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for the purposes of the Plan.

          d. Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the National Association of Securities Dealers Automated Quotation System, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company, at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control period (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights) or, where applicable, the date on which a cashout occurs under Section 11(a)(2)(iii).

SECTION 12.  Amendment and Termination.

          The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted
Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee or participant's consent, or which, without the approval of the Company's shareholders, would:

     a. except as generally provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

     b.   change the pricing terms of Section 9(a);

     c. change the classification of persons eligible to participate in the Plan; or

     d.   extend the maximum Option period under Section 5(d) of the Plan.

          The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock Options having higher option exercise prices.

          Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments. However, no amendment shall be effective if shareholder approval is required under Section 16 of the Exchange Act or Section 422 of the Code unless the shareholders approve or ratify the amendment within the requisite timeframe pursuant to such procedures as may be required by the Exchange Act or the Code, as applicable.

SECTION 13.    Unfunded Status of Plan.

          The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Board determines otherwise with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14.    General Provisions.

          a. The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to compliance with such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and shall further be subject to the approval of counsel for the Company with respect to such compliance. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          b. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          c. The adoption of the Plan shall not confer upon any person any right to continue as an employee or in any other status with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment or any contractual arrangement of any person participating hereunder at any time.

          d. No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

          e. The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 2 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

          f. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

          g. No security or derivative security hereunder shall be transferable by a participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as referenced in Rule 16b-3 of the Exchange Act.

SECTION 15.    Effective Date of Plan.

          The Plan shall be effective as of January 31, 1992, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock pursuant to Rule 16b-3(b) of the Exchange Act. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Board at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.

SECTION 16.  Term of Plan.

          No Stock Option, Stock Appreciation Right, Restricted
Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval or Board approval, whichever is earlier, but awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 17.    Definitions.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          a. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

          b.   "Board" means the Board of Directors of the Company.

          c. "Book Value" means, as of any given date, on a per share basis, (i), the shareholders' equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Board shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).


          d.   "Cause" has the meaning set forth in Section 5(i) above.

          e.   "Change in Control" has the meaning set forth in Section
               11(b) above.

          f.   "Change in Control Price" has the meaning set forth in
               Section 11(d) above.

          g.   "Code" means the Internal Revenue Code of 1986, as amended.

          h.   "Commission" means the Securities and Exchange Commission.

          i. "Committee" means the Committee referred to in Section 4 of the Plan.

          j.   "Company" has the meaning set forth in Section 1 above.

          k.   "Deferral Period" has the meaning set forth in Section
               8(a) above.

          l. "Deferred Stock" means an award made pursuant to Section 8 above of the right to receive Stock at the end of a specified deferral period.

          m. "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

          n. "Early Retirement" means retirement, with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable qualified retirement plan of such entity.

          o.   "Elective Deferral Period" has the meaning set forth in
               Section 8(b)(v) above.

          p. "Employee" means any person, including officers and directors, employed by the Company or any Affiliate or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          q. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          r. "Fair Market Value" means, as of any given date, the last reported sales price of such share on the current day (or most recent business day for trading if a holiday or weekend) on the New York Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such trading day shall be the last sale reported on the Nasdaq National Market as published in The Wall Street Journal or, if no such sale is so reported, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation system, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Board or, if there is no such system, as furnished by any member of the National Association of Securities Dealers selected by the Board. If the Common Stock is neither listed on a national securities exchange nor reported on the Nasdaq National Market nor traded on the over-the-counter market, fair market value shall be such value as the Board, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with the method required for incentive stock options under Code Section 422.

          s. "Incentive Stock Option" means any Stock Option intended to qualify as an "Incentive Stock Option" within the meaning of
               Section 422 of the Code.

          t. "Incumbent Directors" has the meaning set forth in Section 11(b)(ii) above.

          u.   "Limited Stock Appreciation Right" has the meaning set forth in
               Section 6(b)(v) above.

          v. "Non-Employee Director" has the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

          w. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          x. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

          y. "Other Stock-Based Award" means an award under Section 10 above that is valued in whole or in part by reference to, or is otherwise based on, Stock.

          z.   "Plan" has the meaning set forth in Section 1 above.

          aa.  "Potential Change in Control" has the meaning set forth in
               Section 11(c) above.

          bb. "Restricted Period" has the meaning set forth in Section 7(c)(i) above.

          cc. "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 above.

          dd.  "Retirement" means Normal Retirement or Early Retirement.

          ee.  "Stock" means the common stock, $.01 par value, of the Company.

          ff. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 above to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

          gg. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 above.

          hh. "Stock Purchase Right" means the right to purchase Stock pursuant to Section 9.

          ii. "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                   SERAGEN, INC.
               97 South Street, Hopkinton, MA 01748

                        Proxy for 1997 Annual Meeting of Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby acknowledges receipt of the Seragen, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement dated November 4, 1997, and, revoking all previous proxies, hereby appoints Reed R. Prior and Jean C. Nichols, or either of them, as the undersigned's attorneys-in-fact and proxies, each with power of substitution and with all the powers the undersigned would possess if present, to vote all shares of the Common Stock of Seragen, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on December 16, 1997 at 12:00 noon at the offices of the Company at 97
South Street, Hopkinton, Massachusetts, and any adjournments thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE


          Please mark votes as in this example.

The shares represented hereby will be voted as directed by this proxy, but if no determination is made they will be voted FOR the election of all nominees, FOR the sale of the Operating Division, FOR the amendment of the 1992 Long Term Incentive Plan, and FOR ratification of the independent auditors. The Board of Directors recommends a vote for proposals 1, 2, 3 and 4.

1.   ELECTION OF DIRECTORS
     Nominees:     Reed R. Prior,
                   Gerald S.J. Cassidy,
                   Kenneth G. Condon,
                   Norman A. Jacobs,
                   Jean C. Nichols
                   John R. Silber.

     FOR       WITHHELD



FOR except vote withheld from the following nominee(s):

______________________________________________________


2.   SALE OF OPERATING DIVISION TO BOSTON UNIVERSITY AND RELATED
           CONTRACT SERVICE ARRANGEMENT BETWEEN THE COMPANY AND
BOSTON
           UNIVERSITY

     FOR        AGAINST        ABSTAIN


3.   AMENDMENT OF 1992 LONG TERM INCENTIVE
         PLAN TO INCREASE SHARES AVAILABLE FROM 2.3 MILLION
         TO 16 MILLION

     FOR        AGAINST        ABSTAIN



4.   RATIFICATION OF SELECTION OF INDEPENDENT
     AUDITORS

     FOR        AGAINST        ABSTAIN


In their discretion, the proxies are authorized to vote upon such other matters as may lawfully come before the meeting and all adjournments thereof. If one or more of the nominees for Director becomes unavailable for election and the Board of Directors designates one or more substitute nominees, the proxies are authorized to vote for such substitute nominees.

     MARK HERE FOR ADDRESS
     CHANGE AND NOTE AT LEFT

NOTE: Please date and sign exactly as your name(s) appear(s) hereon. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.

Signature: ____________________________
Date _________________________________

Signature: ____________________________
Date _________________________________